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Exhibit 3(a)-3

Articles of Amendment-Domestic Business Corporation
DSCB:15-1915 (Rev. 91)

	In compliance with the requirements of 15 Pa.C.S.
Section 1915 (related to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is:  Pennsylvania Power & Light
Company.

2.	The (a) address of this corporation's current registered
office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the
Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a)  Two North Ninth Street, Allentown, PA  18101     Lehigh
	     Number and Street        City    State  Zip      County

	(b)  c/o: __________________________________________________
	          Name of Commercial Registered Office
	          Provider                                    County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is:  PA
Business Corporation Law of 1988

4.	The date of its Incorporation is:  June 4, 1920

5.	(Check, and if appropriate complete, one of the following):

_X_ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

___  The amendment shall be effective on:  _____________(date) at
________________(hour).

6.	(Check one of the following):
___	The amendment was adopted by the shareholders (or members)
pursuant to 15 Pa.C.S. Section 1914(a) and (b).

_X_ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. Section 1914 (c).

7.	(Check, and if appropriate complete, one of the following):

_X_	The amendment adopted by the corporation, set forth in full, is as follows:
	     "The name of the corporation is PP&L, Inc."

___	The amendment adopted by the corporation is set forth in
full in Exhibit A attached hereto and made a part hereof.

8.	(Check if the amendment restates the Articles):

___	The restated Articles of Incorporation supersede the
original Articles and all amendments thereto.


	IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 12th day of September, 1997.



                            Pennsylvania Power & Light Company
                                 (Name of Corporation)

                            BY: /s/ Robert J. Grey
                            Robert J. Grey   (Signature)

                            TITLE: Senior Vice President, General
                                   Counsel and Secretary


Microfilm Number  9768-838 and 9768-839
Entity Number     273941

Filed with the Department of State on September 12, 1997
/s/ ________________________________
     Secretary of the Commonwealth